FT 526

                         TRUST AGREEMENT

                     Dated:  April 11, 2001

     This   Trust  Agreement  among  Nike  Securities  L.P.,   as
Depositor, The Chase Manhattan Bank, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 24" effective January 23, 1992 (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Parts II and III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

   FOR FIRST TRUST U.S. TREASURY SECURITIES PORTFOLIO, SHORT-
                         TERM, SERIES 9

     The following special terms and conditions are hereby agreed to:

          A.    The  Bonds defined in Section 1.01(5)  listed  in
   Schedule A hereto have been deposited in trust under this Trust Agreement.

          B. The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

          C.    The  number  of units in a Trust referred  to  in
   Section  2.03  is  set  forth  in the  "Summary  of  Essential
   Information" in the Prospectus.

          D. For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth in the "Summary of Essential Information" in the Prospectus. Nothwithstanding anything to the contrary in the Prospectus, the First General Record Date and all subsequent monthly Record Dates shall be on the fifteenth day of the month.

          E. For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

          F.    The  term  "Bonds" as set forth in  the  Standard
   Terms and Conditions of Trust shall be replaced with the  term
   "Securities."

          G.    The  definition of "Bonds" contained  in  Section
   1.01(5) of the Standard Terms and Conditions of Trust shall be amended by inserting the following after "(the "Corporate
   Bonds")" appearing in the first sentence thereof:

   ",zero coupon bonds (the "Zero Coupon Bonds")".

         H. The Portfolio Supervisor's compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

           I. The Depositor's compensation for providing bookkeeping and other administrative services as described in
   Section 3.16 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0014 per Unit.

          J.    The  Evaluator's evaluation fee as set  forth  in
   Section 4.03 of the Standard Terms and Conditions of Trust is hereby amended from $20.00 per evaluation to $25.00 per evaluation.

           K.    Notwithstanding  anything  to  the  contrary  in
   Section 6.04 of the Standard Terms and Conditions of Trust, the Trustee's Compensation Rate shall be an annual fee in the amount of $.0140 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined by Section
   4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year).

          L.   The Initial Date of Deposit for the Trust is April
   11, 2001.


                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

   FOR FIRST TRUST U.S. TREASURY SECURITIES PORTFOLIO, SHORT-
                     INTERMEDIATE, SERIES 10

     The following special terms and conditions are hereby agreed to:

          A.    The  Bonds defined in Section 1.01(5)  listed  in
   Schedule A hereto have been deposited in trust under this Trust Agreement.

          B. The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

          C.    The  number  of units in a Trust referred  to  in
   Section  2.03  is  set  forth  in the  "Summary  of  Essential
   Information" in the Prospectus.

          D. For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth in the "Summary of Essential Information" in the Prospectus. Nothwithstanding anything to the contrary in the Prospectus, the First General Record Date and all subsequent monthly Record Dates shall be on the fifteenth day of the month.

          E. For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

          F.    The  term  "Bonds" as set forth in  the  Standard
   Terms and Conditions of Trust shall be replaced with the  term
   "Securities."

          G.    The  definition of "Bonds" contained  in  Section
   1.01(5) of the Standard Terms and Conditions of Trust shall be amended by inserting the following after "(the "Corporate
   Bonds")" appearing in the first sentence thereof:

   ",zero coupon bonds (the "Zero Coupon Bonds")".

         H. The Portfolio Supervisor's compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0010 per Unit.

           I. The Depositor's compensation for providing bookkeeping and other administrative services as described in
   Section 3.16 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0014 per Unit.

          J.    The  Evaluator's evaluation fee as set  forth  in
   Section 4.03 of the Standard Terms and Conditions of Trust is hereby amended from $20.00 per evaluation to $25.00 per evaluation.

           K.    Notwithstanding  anything  to  the  contrary  in
   Section 6.04 of the Standard Terms and Conditions of Trust, the Trustee's Compensation Rate shall be an annual fee in the amount of $.0146 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined by Section
   4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year).

          L.   The Initial Date of Deposit for the Trust is April
   11, 2001.


                            PART III

     A. Nothwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 526.

     B. Notwithstanding any provision to the contrary contained in the Standard Terms and Conditions of Trust and in lieu of the receipt of Certificates evidencing ownership of Units of the
Fund, the Sponsor, at its option, may elect that Units of the Fund owned by it be reflected by book entry on the books and records of the Trustee. For all purposes the Sponsor shall be deemed the owner of such Units as if a Certificate evidencing ownership of Units of the Fund had actually been issued by the
Trustee.   The  Units reflected by book entry on  the  books  and
records of the Trustee may be transferable by the registered owner of such Units by written instrument in form satisfactory to the Trustee. The registered owner of Units reflected by book entry on the books and records of the Trustee shall have the right at any time to obtain Certificates evidencing ownership of such Units.

     C.   Section 1.01(2) shall be amended to read as follows:

     "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     D.   Section 1.01(3) shall be amended to read as follows:

     "(3)  "Evaluator" shall mean Securities Evaluation  Service,
Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     E.   Section 1.01(4) shall be amended to read as follows:

     "(4)"Portfolio  Supervisor" shall mean First Trust  Advisors
L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     F. Section 1.01(12), Section 1.01(13) and Section 2.05 of the Standard Terms and conditions of Trust are hereby deleted in their entirety.

     G.    The  sixth  paragraph of Section 5.02 of the  Standard
Terms and conditions of Trust is hereby amended by deleting the third and fourth sentences thereof.

     H. All reference in the Standard Terms and conditions of Trust to the "Insurer", "Insurance" or "Insurance" are hereby deleted.

     I.    Section 2.01. of Article II of the Standard Terms  and
Conditions of Trust is hereby amended by inserting "(a)" prior to the beginning of the text of the paragraph and adding the following additional paragraphs:

    "(b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Bonds), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Bonds shall be made, in each case, pursuant to a Notice of Deposit of Additional Bonds from the Depositor to the Trustee. The Depositor, in each case, shall ensure that each deposit of additional Bonds pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Bonds as is specified in the Prospectus for the Trust and the Depositor shall ensure that such Bonds are identical to those deposited on the Initial Date of Deposit. The Depositor shall deliver the additional Bonds which were not delivered concurrently with the deposit of additional Bonds and which were represented by Contract
Obligations within 10 calendar days after such deposit of additional Bonds (the "Additional Bonds Delivery Period"). If a contract to buy such Bonds between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Bonds are not delivered to the Trust by the end of the Additional Bonds Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor
shall   forthwith   take  the  remedial   action   specified   in
Section 3.14. If the Depositor does not take the action specified in Section 3.14 within 10 calendar days of the end of the Additional Bonds Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14.

     Any contrary authorization in the preceding paragraph notwithstanding, deposits of additional Bonds made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

      (c)     In  connection  with  the  deposits  described   in
Section  2.01  (a) and (b), the Depositor has,  in  the  case  of
Section  2.01(a) deposits, and, prior to the Trustee accepting  a
Section 2.01(b) deposit, will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Bonds which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for the Trust.

     (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Bonds represented by Contract Obligations are not delivered to the Trust in accordance with
Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Bonds, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Bond was acquired pursuant to Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the
Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Bond will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.14. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Bonds or are not used to provide refunds to Unit holders shall be paid to the Depositor.

     (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Bonds in fully registered form to the name of the Trustee or to the name of its nominee.

     (f) In connection with and at the time of any deposit of additional bonds pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Bonds) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Bonds) received by the Trust as of the date of the deposit or receivable by the Trust in respect of distributions declared but not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Bond allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

     J.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Principal
Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this
Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not late than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation  of the portfolio and audit of the Trust,  the  initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

     K.    Notwithstanding  anything to the contrary  in  Section
3.05, Certificateholders may not elect to receive distributions on a semiannual basis.

     L. The third paragraph of Section 3.05 of Article III of the Standard Terms and Conditions of Trust is hereby amended to include the following subsection:

          "Section (e)   deduct from the Interest Account or,  to
     the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.16.

     M.    Section 3.07 of Article III of the Standard Terms  and
Conditions   of   Trust  is  hereby  amended  by  deleting   "or"
immediately prior to paragraph (g) and adding the following paragraph:

     "; or (h) that Bonds need to be sold in order to meet established principal distributions which are an objective of the Trust as described in the Prospectus."


     N. The first sentence of Section 3.15. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
     Part II of the Trust Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in
     Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such portfolio supervision services for the Trust, but at no time will the total amount received for portfolio supervision services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Portfolio Supervisor of supplying such services in such year."

     O.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.16.:

     "Section 3.16. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such bookkeeping and administrative services for the Trust, but at no time will the total amount received for bookkeeping and administrative services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Depositor of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.16, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16 provided, however, that zero Coupon Obligations may not be sold to pay for amounts pursuant to this Section 3.16.

     Any moneys payable to the Depositor pursuant to this Section
3.16 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     P.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

           (i)   The  fourth sentence of the first  paragraph  of
Section 5.01 shall be amended by deleting the phrase "and (iii)" and adding the following, "(iii) amounts representing unpaid accrued organization costs, and (iv)"; and

           (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

           "The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 3.10, for purposes of determining the Trust Fund Evaluation under this
Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trust in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     Q.   The  third  paragraph of Section 6.02 of  the  Standard
Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

     "If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

     The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

     R. The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

     "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."

     S.    The second sentence of the second paragraph of Section
8.02 shall be replaced with the following:

          "Commencing no earlier than nine business days prior to the termination of the Trust, the Trustee will liquidate the Securities during such period and in such daily amounts as the Depositor shall direct, and shall:"

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                 NIKE SECURITIES L.P., Depositor



                                 By     Robert M. Porcellino
                                        Senior Vice President

                                 THE CHASE MANHATTAN BANK,
                                   Trustee



                                 By     Rosalia Raviele
                                        Vice President
(SEAL)
Attest:


  Joan A. Currie
  Assistant Treasurer
                                 SECURITIES EVALUATION SERVICE,
                                   INC., Evaluator



                                 By     James R.  Couture
                                        President

(SEAL)
Attest:


 James G. Prince
 Vice President
                                 FIRST TRUST ADVISORS L.P.,
                                   Portfolio Supervisor



                                 By     Robert M. Porcellino
                                        Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT
                 SECURITIES INITIALLY DEPOSITED


                               IN

                             FT 526


(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)